Exhibit 10.1

OMNIBUS AGREEMENT

between

LINN ENERGY, LLC

and

LINNCO, LLC

OMNIBUS AGREEMENT

This OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of, the Closing Date (as defined herein) by and between Linn Energy, LLC, a Delaware limited liability company (“Linn Energy”), and LinnCo, LLC, a Delaware limited liability company (“LinnCo”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

R E C I T A L S:

1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II, with respect to certain indemnification obligations of Linn Energy.

2. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article III, with respect to certain general and administrative services to be provided by Linn Energy for and on behalf of LinnCo and Linn Energy’s reimbursement obligations related thereto.

3. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article IV, with respect to the granting of a license from Linn Energy to LinnCo.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

Definitions

1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.

“Closing Date” means October 17, 2012.

“Common Shares” means the common shares representing limited liability company interests in LinnCo.

“control,” “is controlled by” or “is under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“G&A Services” is defined in Section 3.1.

“Indemnified Party” means a Person entitled to indemnification in accordance with Article II hereof.

“Indemnifying Party” means Linn Energy in its capacity as a party from whom indemnification may be required in accordance with Article II hereof.

“IPO” means the initial public offering of Common Shares.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of LinnCo, LLC, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.

“License” is defined in Section 4.1.

“Losses” means all losses, damages, liabilities, injuries, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses of any and every kind or character (including, without limitation, court costs and attorneys’ and experts’ fees and expenses) but excluding federal, state and local income taxes payable by LinnCo.

“Marks” is defined in Section 4.1.

“Name” is defined in Section 4.1.

“Party” and “Parties” are defined in the introduction to this Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Registration Statement” means the registration statement of LinnCo and Linn Energy relating to the IPO filed with the U.S. Securities and Exchange Commission (Registration No. 333-182305), as amended.

“Subsequent Offering” means any public or private offering of Common Shares after the IPO.

“Units” means the units representing limited liability company interests in Linn Energy.

“Voting Securities” of a Person means securities of any class of such Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person.

ARTICLE II

Indemnification

2.1 Indemnification. Subject to the provisions of Section 2.2, to the fullest extent permitted by law, Linn Energy shall indemnify, defend and hold harmless LinnCo, its officers, directors, employees, agents and representatives from and against any Losses suffered or incurred by LinnCo or such Persons and related to or arising out of or in connection with LinnCo carrying on its business as provided in the LLC Agreement and as described in the Registration Statement, including, without limitation, Losses arising from any threatened or pending claim or proceeding initiated by a holder of Common Shares against LinnCo.

2.2 Indemnification Procedures.

(a) The Indemnified Party agrees that promptly after it becomes aware of facts giving rise to a claim for indemnification under this Article II, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim. Notwithstanding anything in this Article II to the contrary, a delay by the Indemnified Party in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article II.

(b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article II, including, without limitation, the selection of counsel, the determination of whether to appeal any decision of any court and the settlement of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be, and does not include any admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

(c) The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification under this Article II, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party, at no cost to the Indemnifying Party, of any employees of the Indemnified Party.

2.3 Insurance. Linn Energy may purchase and maintain insurance to protect itself and any director or officer of LinnCo against any liability asserted against and incurred by such director or officer in respect of service as such, whether or not Linn Energy would have the power to indemnify such director or officer against such liability by law or under the provisions of this Article II or otherwise.

ARTICLE III

Services and Reimbursements

3.1 Agreement to Provide General and Administrative Services. Linn Energy shall provide LinnCo with all general and administrative services necessary or useful for the conduct of its business, including but not limited to financial, legal, accounting, tax advisory, financial advisory and engineering services, including but not limited to accounting, auditing, billing, corporate record keeping, treasury services (including with respect to the payment of distributions and allocation of reserves for taxes), cash management and banking, planning, budgeting, investor relations, risk management, information technology, insurance administration and claims processing, regulatory compliance and government relations, tax preparation, payroll, human resources, printing costs, and other administrative services as the Parties may agree from time to time (collectively, the “G&A Services”).

3.2 Performance of G&A Services by Affiliates and Third Parties. In discharging its obligations hereunder, Linn Energy may engage any of its Affiliates or any qualified third party to provide the G&A Services (or any part thereof) on its behalf and that the performance of the G&A Services (or any part thereof) by any such Affiliate or third party will be treated as if Linn Energy performed such G&A Services itself. Notwithstanding the foregoing, the engagement of any Affiliate or third party to provide G&A Services shall not relieve Linn Energy of its obligations hereunder.

3.3 Reimbursement by Linn Energy. Linn Energy shall reimburse LinnCo for, or pay on LinnCo’s behalf, all direct and indirect costs and expenses incurred by LinnCo during the term of this Agreement in connection with the following:

(a) payments or expenses incurred for G&A Services provided by third parties or any Affiliates of Linn Energy;

(b) payments or expenses incurred in connection with the IPO and any Subsequent Offering, including, without limitation, legal and other expert fees, printing costs and filing fees;

(c) salaries and related benefits and expenses of any personnel employed by LinnCo, plus general and administrative expenses associated with such personnel and compensation and benefits paid to officers and members of the board of directors of LinnCo; and

(d) expenses and expenditures incurred by LinnCo as a result of LinnCo becoming and continuing as a publicly traded entity, including, without limitation, costs associated with annual, quarterly and other reports to holders of Common Shares, tax return and Form 1099 preparation and distribution, stock exchange listing fees, independent auditor fees, limited liability company governance and compliance, registrar and transfer agent fees and legal fees.

3.4 Billing Procedures. Linn Energy will reimburse LinnCo for billed costs and expenses no later than the later of (a) the last day of the month following the performance month, or (b) thirty (30) calendar days following the date of the billing. Billings and payments may be accomplished by inter-company accounting procedures and transfers. Linn Energy shall have the right to review all source documentation concerning such billed costs, and expenses.

ARTICLE IV

License of Name and Mark

4.1 Grant of License. Upon the terms and conditions set forth in this Article IV, Linn Energy hereby grants and conveys to LinnCo a nontransferable, nonexclusive, royalty-free right and license (“License”) to use the name “Linn” (the “Name”) and any other trademarks owned by Linn Energy which contain the Name (collectively, the “Marks”).

4.2 Ownership and Quality.

(a) LinnCo agrees that ownership of the Name and the Marks and the goodwill relating thereto shall remain vested in Linn Energy, the owner of the mark, and any successor thereto, both during the term of this License and thereafter, and LinnCo further agrees never to challenge, contest or question the validity of Linn Energy’s ownership of the Name and Marks or any registration thereto by Linn Energy. In connection with the use of the Name and the Mark, LinnCo shall not in any manner represent that it has any ownership in the Name and the Marks or registration thereof except as set forth herein, and LinnCo acknowledges that the use of the Name and the Marks shall not create any right, title or interest in or to the Name and the Marks, and all use of the Name and the Marks by LinnCo shall inure to the benefit of Linn Energy.

(b) LinnCo agrees to use the Name and Marks in accordance with such quality standards established by or for Linn Energy and communicated to LinnCo from time to time. In the event LinnCo is determined by Linn Energy to be using the Marks in a manner not in accordance with quality standards established by Linn Energy, Linn Energy shall provide written notice of such unacceptable use including the reason why applicable quality standards are not being met. If acceptable proof that quality standards are met is not provided to Linn Energy within thirty (30) days of such notice, the entity’s license to use the Marks shall terminate and shall not be renewed absent written authorization from Linn Energy.

4.3 In the Event of Termination. In the event of termination of this Agreement, or the termination of the License, LinnCo’s right to utilize or possess the Marks licensed under this Agreement shall automatically cease, and no later than thirty (30) days following such termination, (a) LinnCo shall cease all use of the Marks and shall adopt trademarks, service marks, and trade names that are not confusingly similar to the Marks, provided, however, that any use of the Marks during such 30-day period shall continue to be subject to Section 4.2(b), (b) at Linn Energy’s request, LinnCo shall destroy all materials and content upon which the Marks continue to appear (or otherwise modify such materials and content such that the use or appearance of the Marks ceases) that are under LinnCo’s control, and certify in writing to Linn Energy that LinnCo has done so, and (c) LinnCo shall change its legal name so that there is no reference therein to the name “Linn” any name or d/b/a then used by any entity related to Linn Energy or any variation, derivation or abbreviation thereof, and in connection therewith, shall make all necessary filings of certificates with the Secretary of State of the State of Delaware and to otherwise amend its organizational documents by such date.

ARTICLE V

Miscellaneous

5.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principles that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in the state and federal courts in Harris County, Texas.

5.2 Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postage-paid, and registered or certified with return receipt requested or by delivering such notice in person, by overnight delivery service or by facsimile or email to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 5.2.

If to Linn Energy:

Linn Energy, LLC

600 Travis, Suite 5100

Houston, Texas 77002

Attn: General Counsel

If to LinnCo:

LinnCo, LLC

600 Travis, Suite 5100

Houston, Texas 77002

Attn: General Counsel

5.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

5.4 Amendment or Modification. Except for an assumption of this Agreement by a third party in accordance with the LLC Agreement, this Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that LinnCo may not, without prior approval of a majority of the holders of Common Shares, agree to any amendment or modification of this Agreement that would have a material adverse effect on the preferences or rights of holders of Common Shares (as determined in the sole discretion of the board of directors of LinnCo). Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

5.5 Assignment. Except for an assumption of this Agreement by a third party in accordance with the LLC Agreement, no Party shall have the right to assign this Agreement or any of its respective rights or obligations under this Agreement.

5.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.7 Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

5.8 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

5.9 Rights of Common Shareholders. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no holder of Common Shares shall have the right, separate and apart from LinnCo, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

LINN ENERGY, LLC

By:	/s/ Kolja Rockov
	Name:	Kolja Rockov
	Title:	Executive Vice President and
Chief Financial Officer

LINNCO, LLC

By:	/s/ Kolja Rockov
	Name:	Kolja Rockov
	Title:	Executive Vice President and
Chief Financial Officer

[Signature page to Omnibus Agreement]